SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2005

Expedia, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-124303-01	20-2705720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3150 139th Avenue S.E., Bellevue, Washington (Address of Principal Executive Offices)		98005
(Zip Code)

Registrant’s telephone number, including area code:		(425) 679-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement

The information included under Item 5.02 below is incorporated herein by reference.

Item	5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective October 24, 2005, Ms. Patricia L. Zuccotti, 58, was appointed as Senior Vice President, Chief Accounting Officer and Controller of Expedia, Inc. (“Expedia”). Prior to joining Expedia, Ms. Zuccotti was employed by Deloitte & Touche LLP for 22 years, serving most recently as Director, Enterprise Risk Services (from June 2003 to October 2005), and as Director, Audit (from June 1993 to June 2003). Ms. Zuccotti holds a masters degree in business administration from the University of Washington and a bachelor of arts from Trinity College. She is a Certified Public Accountant.

Pursuant to an offer letter effective October 24, 2005, Ms. Zuccotti will be entitled to receive an annual base salary of $260,000, will be eligible to receive annual discretionary bonuses, with a target bonus of 40% of her annual base salary, and will be granted a signing bonus of $68,000. Ms. Zuccotti’s employment is terminable at will. Subject to the approval of Expedia’s Compensation Committee, Ms. Zuccotti may be granted restricted stock units representing shares of common stock of Expedia valued at $125,000 pursuant to the Expedia, Inc. 2005 Stock and Annual Incentive Plan. Upon a change of control of Expedia, 100% of Ms. Zuccotti’s restricted stock units will vest immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

Date: October 25, 2005	By:	/S/ KEENAN M. CONDER
	Name:	Keenan M. Conder
	Title:	Senior Vice President and General Counsel